EXHIBIT 23.1

                       CONSENT OF JONES, JENSEN & COMPANY

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

September 9, 1996


VentureTech, Inc.
San Francisco, California

Dear Sirs:

We hereby consent to the use of our audit report dated June 9, 1996 in the form S-1 registration statement of VentureTech, Inc.




Jones, Jensen & Company